SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SCURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): July 20, 2005

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Advantage Capital Development Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada		87-0217252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 N.E. 191st Street, PH2 Aventura, FL 33180

(Address of Principal Executive Offices)(Zip Code)

(305) 692-1832

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 20, 2005, Advantage Capital Development Corp. issued a press release announcing that one of its portfolio companies, NetWorth Technologies, Inc. (OTCBB: NWRT), entered into an Agreement and Plan of Merger with Solution Technology International, Inc. (“STI”‘) and STI Acquisition Corp., each a Delaware corporation pursuant to which NetWorth will issue shares equal to 90% of its outstanding shares at the date of the merger for 100% of the outstanding shares of STI.

When the transaction, which is supported by a $12 million financing commitment in the form of a Standby Equity Distribution Agreement (SEDA) is completed, NetWorth will change its name to Solution Technology International, Inc. and be headed by a management team led by STI’s current president and Chief Executive Officer, Dan L. Jonson. Approximately six months ago Advantage Capital Development participated in a $600,000 strategic investment in NetWorth Technologies.

The Company believes this agreement further supports its investment strategy and how it is strategically creating value for its shareholders. The Company identifies certain companies and industries that it believes have strong potential for growth and assist them with those efforts either through acquisition, merger or internal organic expansion. As a result of the Agreement, the transaction will be treated for accounting purposes as a reverse merger by the accounting acquirer (STI).

The consummation of the transaction is subject to the satisfaction of certain conditions. The Agreement also contemplates that, concurrent with the closing of the transaction, (a) the Board of Directors of NetWorth shall resign and the vacancies created thereby shall be filled with the appointees of the current STI stockholders who shall fill such posts until the next annual election of directors and (b) all current officers of NetWorth shall resign from their positions, with new officers to be appointed by the new Board members.

STI is a software company focusing on a unique segment of the global insurance and reinsurance industry. Management believes that it has limited competition and significant growth potential. It is headquartered in Frederick, Maryland and expects, in addition to SurSITE(R) North America, to establish additional sales and services offices in London, Zurich and Hong Kong within the next twelve months. SurSITE(R) North America has during the last month developed an active sales pipeline. STI has successfully completed a $7M reinsurance product development and deployment of a major enterprise solution in Switzerland.

NetWorth Technologies (OTC BB:NWRT.OB - News), is a 12-year-old IT services company. Its portfolio of operating companies consists of NetWorth Systems Inc., an IT network management, security and IT auditing company, and NetWorth Government Systems, which offers IT services and products to municipal, state and federal agencies.

The Company’s proprietary solution, the Reliability Edge, evaluates IT asset usage and network security and eases the migration to new software and hardware platforms. NWRT also offers software products from Microsoft, Best and Open Systems.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:
None

(b) Exhibits
Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANTAGE CAPITAL DEVELOPMENT CORP.

By:	/s/Jeff Sternberg
Jeff Sternberg, President

July 20, 2005